UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Olympic Steel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2007 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at the Baltimore Marriott Waterfront, 700 Aliceanna Street, Baltimore, MD 21202, on Friday, April 27, 2007, at 11:00 a.m. Eastern Time. We are pleased to enclose the notice of our Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are asked to: (1) approve the election of Directors nominated by the Board of Directors; (2) approve and adopt the Olympic Steel, Inc. 2007 Omnibus Incentive Plan; and (3) approve and adopt an amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations. Your Board of Directors unanimously recommends that you vote “FOR” each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal

Chairman and Chief Executive Officer

March 30, 2007

Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216) 292-3800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2007

The Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation (the “Company”) will be held on Friday, April 27, 2007, at 11:00 a.m. Eastern Time, at the Baltimore Marriott Waterfront, 700 Aliceanna Street, Baltimore, MD 21202, for the following purposes:

1.	To elect three Directors to the class whose two-year term will expire in 2009;

2.	To approve and adopt the Olympic Steel, Inc. 2007 Omnibus Incentive Plan;

3.	To approve and adopt an amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations; and

4.	To transact such other business that is properly brought before the meeting.

Only holders of record of the Company’s Common Stock on the books of the Company at the close of business on March 1, 2007 will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date, and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

Marc Morgenstern

Secretary

Cleveland, Ohio

March 30, 2007

The enclosed proxy, which is being solicited on behalf of the Board of Directors of the Company, can be returned in the enclosed envelope, which requires no postage if mailed in the United States.

2007 ANNUAL MEETING

April 27, 2007

THE PROXY AND SOLICITATION

This Proxy Statement is being mailed on or about March 30, 2007, to the shareholders of Olympic Steel, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2007 Annual Meeting of Shareholders to be held on Friday, April 27, 2007, at 11:00 a.m. Eastern Time, at the Baltimore Marriott Waterfront, 700 Aliceanna Street, Baltimore, MD 21202 (the “Annual Meeting”). Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of the Common Stock of the Company (the “Common Stock”) entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum has been achieved.

The election of Directors requires approval by a plurality of the votes cast. Abstentions and broker non-votes will have no effect in determining the outcome of the vote on the election of Directors. The approval and adoption of the Olympic Steel, Inc. 2007 Omnibus Incentive Plan and the approval and adoption of the amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations each requires the affirmative vote of a majority of the votes cast. Accordingly, shareholders who abstain will in effect be voting against these proposals. Broker non-votes, however, will have no effect on the outcome of these proposals.

The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, certain Directors, Officers and other employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail or by personal contacts. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their out-of-pocket expenses.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the purposes of: (1) electing three Directors of the class whose two-year terms of office will expire in 2009; (2) approving and adopting the Olympic Steel, Inc. 2007 Omnibus Incentive Plan; (3) approving and adopting an amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations; and (4) transacting such other business as may properly come before the meeting and any adjournments thereof.

The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Stock represented by valid Proxies. Unless otherwise indicated in the enclosed Proxy, they intend to vote “For” the election of the Director-nominees named herein and the approval and adoption of the Olympic Steel, Inc. 2007 Omnibus Incentive Plan and the amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations.

VOTING SECURITIES

The Board of Directors has established the close of business on March 1, 2007, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 10,442,578 shares of

Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into two classes, whose members serve for a staggered two-year term. The term of one class, which currently consists of three Directors, expires in 2007; the term of the other class, which consists of four Directors, expires in 2008.

The Board of Directors has nominated Michael D. Siegal, Thomas M. Forman, and James B. Meathe to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2009 Annual Meeting of Shareholders.

At the Annual Meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to elect the three Director-nominees. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

The Board of Directors recommends that each shareholder vote “FOR” the Board of Directors’ nominees. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

NOMINEES FOR TERMS TO EXPIRE IN 2009

Name of Director	Age	Principal Occupation, Past Five Years, Other Directorships	Director Since
Michael D. Siegal	54	Chief Executive Officer of the Company since 1984, and Chairman of the Board since 1994. Serves on the following boards: American National Bank (Cleveland, Ohio), University Hospitals-Rainbow Baby’s Committee (Cleveland, OH) and Metals Service Center Institute. Vice Chairman of the Development Corporation for Israel and Vice President of the Cleveland Jewish Federation.	1984

Thomas M. Forman	61	Business consultant and private investor. From 1999 to 2000, he served as Chief Administrative Officer and co-founder of HealthSync (a provider of an employer-paid health insurance marketplace). Serves on the Board of Advisors of the Shaker Consulting Group and White Dove Mattress Company. Previously served as Vice President of Sealy Corporation and as Executive Vice President and a member of the Board of Directors of Bridgestone/Firestone, Inc.	1994

James B. Meathe	49	Since 2005, Managing Partner, Walloon Ventures, a real estate development firm. Vice Chairman of Palmer & Cay, Inc. (an insurance and brokerage firm) from 2004 to 2005. Previously served as President and Chief Operating Officer of Palmer & Cay from 2003 to 2004, and as Managing Director and Chairman Midwest Region of Marsh Inc. (a risk and insurance services firm) from 1999 to 2002. Previously, he served in several senior management positions with Marsh Inc. Served on the Board of Directors of Boykin Lodging Company until its sale in September 2006.	2001

DIRECTORS WHOSE TERMS EXPIRE IN 2008

Name of Director	Age	Principal Occupation, Past Five Years, Other Directorships	Director Since
David A. Wolfort	54	President since January 2001 and Chief Operating Officer of the Company since 1995. He serves as a Director of the Metals Service Center Institute (“MSCI”). He is past Chairman of the MSCI Political Action Committee and past Chairman of the MSCI’s Government Affairs Committee, and a Regional Board Member of the Northern Ohio Anti-Defamation League.	1987

Ralph M. Della Ratta	53	Since December 2003, Senior Managing Director, Max-Ventures LLC, a venture capital firm. Since August 2004, Senior Managing Director, Western Reserve Partners LLC, an investment banking firm. Mr. Della Ratta was previously Senior Managing Director and Manager of the Investment Banking Division of McDonald Investments, Inc. Serves on the Board of Directors of Hyland Software, Inc. and McCormack Advisors International.	2004

Martin H. Elrad	67	Private investor.	1987

Howard L. Goldstein	54	Managing Director of Mallah Furman (a certified public accounting firm) and a Senior Partner for over 25 years. Member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the Florida Board of Accounting, the New Jersey Board of Certified Public Accountants and the New Jersey Institute of Certified Public Accountants.	2004

PROPOSAL TWO

APPROVAL AND ADOPTION OF THE

OLYMPIC STEEL, INC. 2007 OMNIBUS INCENTIVE PLAN

The Board of Directors of the Company and the Compensation Committee of the Board of Directors each has approved, subject to shareholder approval and adoption, the Olympic Steel, Inc. 2007 Omnibus Incentive Plan (referred to as the “2007 Omnibus Incentive Plan” or “Plan”). The Plan is designed to: (1) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success; (2) motivate Plan participants to achieve the long-term success and growth of the Company; (3) facilitate ownership of shares of the Company; and (4) align the interests of the Plan participants with those of the Company’s public shareholders. The Board of Directors and the Compensation Committee believe that the awards that would be available for issuance under the Plan will help to incentivize eligible employees, directors and consultants to promote the interests of the Company and its shareholders, while also providing an important mechanism to attract and retain key management talent by providing long-term compensation opportunities competitive with those made available by other companies.

In general, the Plan empowers the Company to grant stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, and other stock- and cash-based awards to employees and Directors of, and consultants to, the Company and its affiliates.

The Plan also is designed to enable the Company to provide to executive officers certain forms of performance-based compensation that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, the Company may not deduct compensation paid to any of its top executive officers in excess of $1 million in any one year. Section 162(m) excludes from the $1 million limitation on tax deductibility compensation that qualifies as performance-based compensation meeting certain requirements. If the Plan is approved by shareholders, the Company expects that all stock options and stock appreciation rights granted in accordance with the Plan, and potentially certain grants of restricted shares, restricted share units, performance shares, cash-based awards and other stock-based awards made under the Plan, will be deductible as performance-based compensation not subject to the limitation on deductibility.

You are being asked to approve and adopt the 2007 Omnibus Incentive Plan, including the authorization of 500,000 shares to be made available for grants thereunder. This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that you vote “For” this proposal.

Summary of the 2007 Omnibus Incentive Plan

The following summary description of the material features of the 2007 Omnibus Incentive Plan is not intended to be exhaustive, and is qualified by reference to the copy of the 2007 Omnibus Incentive Plan attached to this proxy statement as Appendix A.

Plan Administration. The 2007 Omnibus Incentive Plan will be administered by the Compensation Committee of the Board of Directors (referred to as the “Committee”). The Committee has full and exclusive discretionary power to interpret the terms of the plan, any award agreement and any other agreement or document related to the plan. The Committee also may adopt such rules, regulations, forms, instruments and guidelines for administering the 2007 Omnibus Incentive Plan as it deems necessary or proper.

Eligibility. Under the 2007 Omnibus Incentive Plan, officers, all other regular active employees of the Company or any of its affiliates, Directors and consultants to the Company or any of its affiliates are eligible to participate in this Plan. The Plan participants will be designated by the Committee.

Types of Awards. The 2007 Omnibus Incentive Plan permits awards in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, cash-based awards and other stock-based awards. Each award is evidenced by an agreement by which the Committee establishes the specific terms and conditions of the award.

Aggregate Share Limitations. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 500,000 shares.

The exercise of stock appreciation rights, whether paid in cash or stock, is considered to be an issuance of shares for purposes of these limitations. In the event any outstanding award, or portion thereof, expires, or is terminated, canceled or forfeited, the shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited award shall be available for subsequent awards under this Plan.

The number of shares issuable under the 2007 Omnibus Incentive Plan and the exercise price and number of shares issuable in connection with unexercised awards may be equitably adjusted in the event of a recapitalization, stock dividend, stock split, reverse stock split, or other similar transaction.

Annual Participant Award Limitations. The aggregate number of shares underlying awards granted under the 2007 Omnibus Incentive Plan to any one participant in any fiscal year, shall not exceed 50,000 shares, regardless of whether such awards are thereafter canceled, forfeited or terminated. The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any fiscal year may not exceed $3,000,000.

Performance Goals. Awards under the 2007 Omnibus Incentive Plan may be conditioned upon the attainment of performance goals. Awards may be based on any number and type of performance goals that the Committee determines are desirable. The performance measured may be that of the Company or one or more of its affiliates, and the measurement may be based either on the performance of the Company or such affiliates without regard to comparison with other corporations or on such performance compared to that of other corporations. In setting performance goals, the Committee may assign percentages to various levels of performance that will be applied to reduce the payout connected to the award if the performance over the performance period does not meet or exceed the goal. To the extent that performance goals are exceeded, the Committee may authorize payouts in excess of 100% of the initial value of the award.

Performance goals and performance measures under the 2007 Omnibus Incentive Plan may be selected by the Committee in its sole discretion. With respect to awards intended to be performance-based compensation for employees covered under Code Section 162(m), described below, performance goals will be based upon one or more of the following: stock price, market share, sales, earnings per share, return on equity, return on invested capital, costs, earnings, capital adjusted pre-tax earnings (economic profit), earnings before income taxes, depreciation, and amortization, net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or divisional/regional performance and/or on performance as compared with that of other publicly-traded companies.

It is intended that stock options, stock appreciation rights and awards with a performance component generally will satisfy the requirements for “performance-based compensation” under Code Section 162(m) with respect to participants subject to its requirements, while providing the Committee the authority to grant non-performance-based awards if it deems appropriate. Code Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation for each of the Chief Executive Officer and the four other highest-paid executives during a tax year unless the compensation meets certain requirements. To qualify for favorable tax treatment, grants must be made by a committee consisting solely of two or more “outside directors” (as defined under Code Section 162 regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for grants other than options and stock appreciation rights to qualify, the granting, issuance, vesting or retention of the grant must be contingent upon satisfying one or more performance criteria, as established and certified by a committee consisting solely of two or more “outside directors,” such as the Compensation Committee. The 2007 Omnibus Incentive Plan permits Code Section 162(m) qualified grants but also permits the Committee to grant awards which do not qualify where it deems that appropriate.

Stock Options. Among other possibilities, awards under the 2007 Omnibus Incentive Plan may take the form of stock options. Stock options may be tax-favored incentive stock options or non-qualified stock options. If an award under the 2007 Omnibus Incentive Plan is made in the form of stock options, the exercise price of the option cannot be less than the fair market value of the underlying shares on the date of grant. Unless the Committee determines otherwise, fair market value for all purposes under the 2007 Omnibus Incentive Plan is the last closing price of a share of the Common Stock as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Stock is principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Stock on such date, then on the most recent immediately preceding date on which there were any sales of Common Stock on such principal trading exchange. The term of stock options cannot exceed ten years. The Committee is entitled to set all conditions in connection with a participant’s right to exercise an award and may impose such conditions as it sees fit. No participant may be awarded incentive stock options that are first exercisable during any calendar year which involve shares having a fair market value, determined at the time of grant, in excess of $100,000. Options are settled in shares.

Stock Appreciation Rights. Awards under the 2007 Omnibus Incentive Plan may take the form of stock appreciation rights. Stock appreciation rights allow the holder to realize the value of the difference between the market price of the Company’s common stock at the time that the rights are granted and the market value of that stock when the rights are exercised. The term of stock appreciation rights cannot exceed ten years. If the value of the stock has not increased during that time, the rights will have no value. Stock appreciation rights may be settled in cash, shares or a combination of cash and shares, as determined by the Committee and provided in the applicable award agreement.

Restricted Share and Restricted Share Units. Awards under the 2007 Omnibus Incentive Plan may take the form of restricted share and restricted share units. Restricted Shares involve the granting of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The restrictions lapse if either the holder remains employed by the Company or its affiliates for a period of time established by the Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Committee. Restricted share units are similar to restricted shares except that no shares are actually awarded to the participant on the date of grant and the holder typically does not enjoy any shareholder rights (including voting) with respect to the units. Restricted share awards and restricted share unit awards are settled in shares.

Performance Shares. Awards under the 2007 Omnibus Incentive Plan may take the form of performance shares. The period of time over which performance goals are measured must be set in advance of establishing the performance goal or goals for the period of time and will be of such duration as the Committee shall determine. Performance shares may be settled in shares.

Other Stock-Based Awards and Cash-Based Awards. Other stock-based awards are awards of stock-based compensation that do not fit within the scope of the other specifically enumerated types of awards. The Committee may make cash-based awards with a range of payments levels. Cash-based awards may be based upon the achievement of performance goals. Other stock-based awards and cash-based awards may be settled in cash, shares or a combination of cash and shares, as determined by the Committee and provided in the applicable award agreement. Under the 2007 Omnibus Incentive Plan, cash-based awards may not be settled with restricted stock.

Termination of Employment or Directorship. If a participant ceases to be employed by, or a director of, the Company or its affiliates by reason of death, the vesting or satisfaction of restrictions that apply to an award are ordinarily accelerated. If a participant ceases to be employed by, or a director of, the Company or its affiliates by reason of retirement or disability, ordinarily stock options and stock appreciation rights become immediately vested, performance shares may be paid out based upon the participant’s full months of service during the performance period and cash-based awards may be paid out, if at all, as determined by the Committee. The Committee also may waive or modify restrictions on restricted stock and restricted stock units.

The 2007 Omnibus Incentive Plan defines “disability” as a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the participant: (a) being unable to engage in any substantial gainful activity; or (b) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company.

If a participant’s employment or directorship is terminated for cause, that person’s right to receive the benefit of an award is forfeited.

If a participant’s employment or directorship is terminated not for cause and not because of death, disability or retirement, stock options and stock appreciation rights may be exercised as provided in the applicable award agreement but generally not for longer than 3 months after termination. In the case of other types of awards (i.e., restricted stock, restricted stock units and performance shares), a participant’s ability to receive the benefits of the awards is forfeited unless, in a particular case, the Committee determines otherwise. In the case of performance shares, the right to receive the benefits of the award is prorated based on the participant’s employment or directorship during the performance period.

Effect of Change in Control. Upon the occurrence of a “Change in Control” as defined in the Plan, all outstanding stock options, restricted shares, restricted share units, performance shares, and stock appreciation rights automatically become fully vested. Cash-based awards are paid out in cash. All participants holding performance share awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the then applicable performance period had been achieved prorated based on the ratio of the number of months of active employment in such period to the total number of months in the period. The Committee may modify the payment and vesting terms in the award agreements.

Plan Amendment and Termination. The 2007 Omnibus Incentive Plan may be terminated, amended or modified at any time by the Board of Directors. However, without shareholder approval, no amendment may be adopted which would increase the number of shares of the Company’s Common Stock that can be issued under the 2007 Omnibus Incentive Plan, change the designation of the employees who can participate in the 2007 Omnibus Incentive Plan, materially increase either the cost of the 2007 Omnibus Incentive Plan or the benefits to participants, or extend the period after the date of a grant during which stock options or stock appreciation rights may be exercised to more than 10 years.

Taxation. Under current law, the grant of stock options or stock appreciation rights to a participant will not result in taxable income to the participant, nor will the Company be entitled to a deduction for federal income tax purposes. In the case of a non-qualified stock option or stock appreciation right, under federal law, the participant should realize taxable income based on the difference between the exercise price and the cash or fair market value of the shares received at the time the option or right is exercised and the Company should be entitled to a corresponding deduction for federal income tax purposes. In the case of an incentive stock option, under federal law, the participant should be able to defer the realization of taxable income until the acquired shares are sold or transferred unless the participant is subject to the alternative minimum tax, in which case there may be current recognition of income. If the alternative minimum tax does not apply, the gain realized upon the participant’s disposition of the acquired shares will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise), but otherwise will be treated as ordinary income in an amount determined under the applicable tax rules. There is no tax deduction for the Company when an incentive stock option is exercised and the participant is eligible for capital gain tax treatment. If the minimum holding period is not met for capital gain tax treatment, the participant will realize ordinary income and the Company will be entitled to a deduction as described above for nonqualified stock options.

Generally, no taxes are due upon a grant of restricted stock, restricted stock units or performance shares. An award of restricted stock or performance shares becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary income rates on the value of the restricted stock or performance shares when the restrictions lapse, and then at capital gain rates with respect to any further gain (or loss) when the shares are sold. In the case of restricted stock units, the participant has taxable ordinary income upon receipt of payment. In all cases, the Company has a tax deduction when the participant recognizes ordinary income subject to other applicable limitations and restrictions. The taxation of restricted stock and performance shares may be accelerated by an “83(b) election” under Code Section 83, if permitted by the applicable agreement.

Tax Withholding. Payment of the taxes imposed on awards made under the 2007 Omnibus Incentive Plan may be made by withholding from payments otherwise due and owing to the holder. In addition, the Committee may permit participants to pay the taxes associated with an award by the transfer of shares of Common Stock, by the surrender of all or part of the shares issuable pursuant to an award, or by a combination of cash and/or one of these methods.

Certain Benefits

The Plan allows for awards to the Company’s employees and Directors. However, the amount of any future award to any eligible participant under the Plan is not determinable at this time and will be made in the discretion of the Committee or the Board of Directors.

Approval of the 2007 Omnibus Incentive Plan

The proposal to approve and adopt the 2007 Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s Common Stock present in person or represented by proxy at the Company’s annual meeting and entitled to vote on the 2007 Omnibus Incentive Plan.

The Company’s Board of Directors recommends that shareholders vote “FOR” the approval and adoption of the 2007 Omnibus Incentive Plan.

PROPOSAL THREE

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE

OLYMPIC STEEL, INC. AMENDED AND RESTATED CODE OF REGULATIONS

The Board of Directors has approved, subject to the approval and adoption by the Company’s shareholders, an amendment (the “Amendment”) to the Company’s Amended and Restated Code of Regulations that would allow the Company to issue shares and provide for transfers of shares without issuing physical certificates to evidence those shares (“non-certificated shares”).

You are being asked to approve and adopt the Amendment to the Amended and Restated Code of Regulations. This item requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that you vote “For” this proposal.

The full text of the Amendment to the Amended and Restated Code of Regulations is attached to this proxy statement as Appendix B. The following description of the Amendment is qualified in its entirety by reference to Appendix B.

Current Code of Regulations Requirements

Article VII of the Company’s Amended and Restated Code of Regulations currently can be interpreted to require the Company to issue physical certificates to each shareholder of record evidencing the shares owned by such shareholder. The current version of Article VII was consistent with the requirements of Ohio law when adopted. However, in view of changes in Ohio law, developments in technology and recordkeeping processes and, in particular, listing requirements recently adopted by the Nasdaq Stock Market, the Board of Directors believes that the Company should have the flexibility to issue non-certificated shares.

Reason for and Effects of Proposed Amendment

Ohio law now permits the Company, subject to certain restrictions, to issue shares and provide for transfers of shares without issuing physical certificates to evidence those shares. In addition, the Nasdaq Stock Market, the exchange on which the Company’s shares are traded, recently adopted listing requirements mandating that, effective January 1, 2008, companies listed on Nasdaq, such as the Company, be eligible to issue non-certificated shares so that they may participate in a “Direct Registration Program” operated by a security depository. The proposed Amendment to the Amended and Restated Code of Regulations is necessary in order for the Company to be eligible to issue non-certificated shares and participate in this program, as required under Nasdaq rules. Accordingly, the proposed Amendment would permit the Company to issue such non-certificated shares to shareholders of record, while at the same time mandating that the Company continue to comply with all applicable legal requirements and the listing standards of Nasdaq with respect to issuing shares. In addition the Amendment also would provide that, with the exception of shares held under certain employee benefit plans (as to which the Company may require, unless prohibited by law, that non-certificated shares be issued), each shareholder of record would have a right, so long as it is required by applicable law and upon request, to have a physical certificate or certificates issued to evidence his or her shares.

If approved by shareholders and implemented by the Company, a non-certificated share program would be administered by the Company’s transfer agent, currently LaSalle Bank, N.A. Under such a program, the transfer agent would maintain an electronic record of the name of the applicable shareholder of record and the number of shares owned. The transfer agent also would maintain systems and controls designed to track accurately the ownership of non-certificated shares by shareholders of record and, when directed by the shareholder, to provide for the transfer of such shares pursuant to those directions. Except as otherwise may be required by law, and subject to the terms of any applicable employee benefit plan, the rights and obligations of holders of non-certificated shares and holders of physical shares for a particular class and series of shares would be identical.

While the proposed Amendment would make the Company eligible to issue non-certificated shares, the Company does not currently anticipate issuing non-certificated shares to shareholders of record. The Company will consider this issue from time to time and, if the Company determines in the future that the cost savings, ease of administration, technical feasibility or shareholder acceptance of such a program justify the use of non-certificated shares for shareholders of record, the Board of Directors may choose to implement such a program in the future. However, as noted above, even if a non-certificated share program were to be implemented in the future, the proposed Amendment to the Amended and Restated Code of Regulations provides that each shareholder would have a right, so long as it is required by applicable law and upon request, to have physical certificates issued to evidence his or her shares.

The Company’s Board of Directors recommends that shareholders vote “FOR” the approval and adoption of the Amendment to the Amended and Restated Code of Regulations.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors of the Company held four regularly scheduled meetings and six other meetings in 2006. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee, Compensation Committee and Nominating Committee held four meetings, eight meetings and one meeting, respectively, in 2006. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

All of the current Directors attended at least seventy-five percent of the Board meetings and all applicable committee meetings held during 2006. In addition to holding regular committee meetings, the Board members and Committee members also reviewed and considered matters and documents and communicated with each other apart from the meetings. The Board of Directors determines the independence of each Director and each Director-nominee in accordance with the independence standards set forth in the listing standards of the Nasdaq Stock Market. The Board has determined that Messrs. Della Ratta, Elrad, Forman, Goldstein, and Meathe are independent Directors as defined in the Nasdaq Stock Market listing standards.

Audit Committee. The Audit Committee is chaired by Mr. Goldstein and also consists of Messrs. Della Ratta, Elrad and Forman. The Audit Committee is responsible for monitoring and overseeing the Company’s internal controls and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors. Each committee member is an “independent director” as defined in the Nasdaq Stock Market listing standards and applicable SEC rules. Mr. Goldstein has been designated by the Board as the “audit committee financial expert” under SEC rules and satisfies the Nasdaq’s professional experience requirements. The Audit Committee operates pursuant to a written charter which can be found on the Company’s website at www.olysteel.com. Additional information on the committee and its activities is set forth in the “Audit Committee Report” below.

Compensation Committee. The Compensation Committee is chaired by Mr. Meathe and also consists of Messrs. Elrad, Goldstein and Forman. This committee reviews and approves the Company’s performance goals, actual performance against those goals and executive compensation policy, makes recommendations concerning the Company’s employee benefit policies, and has authority to administer the Company’s 2007 Omnibus Incentive Plan and Stock Option Plan. Each committee member is an “independent director” as defined in the Nasdaq Stock Market listing standards. The Compensation Committee operates pursuant to a written charter which can be found on the Company’s website at www.olysteel.com. Additional information on the committee and its activities is set forth in the “Compensation Discussion and Analysis” and “Compensation Committee Report on Executive Compensation” below.

Nominating Committee. The Nominating Committee is chaired by Mr. Elrad and also consists of Messrs. Della Ratta and Goldstein. This committee functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. The Nominating Committee operates pursuant to a written charter which can be found on the Company’s website at www.olysteel.com. Each committee member is an “independent director” as defined in the Nasdaq Stock Market listing standards.

BOARD AND COMMITTEE POLICIES

Shareholder Communications. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail to Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Any shareholder who wishes to send a written communication to any member of the Board may do so in care of the Secretary of the Company, who will forward any communications directly to the Board or the individual Director(s) specified in the communication.

Director Nominations Process. The Board’s process for identifying and evaluating nominees for Director consists principally of evaluating candidates who are recommended by the Nominating Committee. The Nominating Committee also may, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior level Company executives, individuals personally known to members of the Board, and employment of one or more search firms.

Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of the candidates, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole and of committees of the Board.

The Nominating Committee will consider Director candidates recommended by shareholders if properly submitted. Shareholders wishing to suggest persons for consideration as nominees for election to the Board at the 2008 Annual Meeting may do so by providing written notice to the Company in care of Marc Morgenstern, Secretary, no later than December 31, 2007. Such recommendation must include the information required of Director-nominations by the Company’s Amended and Restated Code of Regulations. Assuming that a properly submitted shareholder recommendation for a potential nominee is received and appropriate biographical and background information is provided, the Nominating Committee and the Board will follow the same process and apply the same criteria as they do for candidates submitted by other sources.

Annual Meeting Attendance. The Board of Directors does not have a formal policy with regard to Directors’ attendance at the Annual Meeting of Shareholders. However, because a Board meeting usually precedes the Annual Meeting, all Directors are urged to attend. Last year, all Directors were present at the Annual Meeting.

CODE OF ETHICS

The Company has adopted a Business Ethics Policy. The full text of the Business Ethics Policy is available through the “Investor Relations” section of the Company’s website at www.olysteel.com. The Business Ethics Policy applies not only to the executive and financial officers, but also to all employees of the Company. The Company intends to disclose any amendments to the Business Ethics Policy, and all waivers of the Business Ethics Policy relating to Directors and Named Executive Officers, by posting such information on its website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2007 by each person or entity known to the Company to beneficially own 5% or more of the outstanding Common Stock based upon information furnished to the Company or is derived by the Company from publicly available records:

Names of Beneficial Owners	Number of Shares Beneficially Owned (1)	Percentage of Ownership
Michael D. Siegal 5096 Richmond Road Cleveland, OH 44146	1,419,433 (2)	13.5%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,290,374 (3)	12.4%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	885,768 (4)	8.5%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	738,370 (5)	7.1%
David A. Wolfort 5096 Richmond Road Cleveland, OH 44146	682,000 (6)	6.4%

(1)	Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within sixty days after March 1, 2007 are considered outstanding, while these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 103,333 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on January 24, 2007.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 1, 2007, Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. However, all of these shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(5)	Based on Schedule 13G filed with the Securities and Exchange Commission on January 31, 2007.

(6)	Includes 214,000 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 2007 by the Company’s Directors, each of the Named Executive Officers named in the summary compensation table included herein, and all the Directors and Executive Officers as a group.

Names of Beneficial Owners	Number of Shares Beneficially Owned (1)	Percentage of Ownership
Michael D. Siegal	1,419,433(2)	13.5%
David A. Wolfort	682,000(3)	6.4%
Richard T. Marabito	53,500(4)	*
Heber MacWilliams	26,800(5)	*
Richard A. Manson	15,360(5)	*
James B. Meathe	21,200(5)	*
Thomas M. Forman	18,500(5)	*
Howard L. Goldstein	12,600(5)	*
Ralph M. Della Ratta	8,000(5)	*
Martin H. Elrad	4,000(5)	*
All Directors and Executive Officers as a group (10 persons)	2,261,393(6)	20.8%

*	- Less than 1%

(1)	Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within sixty days after March 1, 2007 are considered outstanding, while these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 103,333 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

(3)	Includes 214,000 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

(4)	Does not include 3,000 shares held in various trusts for the benefit of Mr. Marabito’s children. Mr. Marabito disclaims beneficial ownership of such shares. Includes 45,000 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

(5)	Includes shares issuable upon exercise of options exercisable within sixty days of March 1, 2007 as follows: MacWilliams – 15,000, Manson – 11,000, Elrad – 4,000, Forman – 16,500, Meathe – 19,000, Della Ratta – 6,000, Goldstein – 11,000.

(6)	Includes 444,833 shares issuable upon exercise of options exercisable within sixty days of March 1, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Act of 1934, as amended, requires the Company’s Officers and Directors, and persons who own greater than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, Directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2006 and Forms 5 and amendments thereto furnished to the Company with respect to 2006, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company’s officers and Directors were timely made.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for setting and administering the policies and plans that govern the base salaries, bonuses and other compensation matters of the Chairman and Chief Executive Officer of the Company and the other executive officers named in the Summary Compensation Table below (the “Named Executive Officers”). The Compensation Committee operates under a written charter which describes in greater detail the full responsibilities of the Committee and is available through the “Investor Relations” section of the Company’s website at www.olysteel.com.

The Compensation Committee is comprised solely of non-employee Directors who satisfy the independence requirements of the listing standards of the Nasdaq Stock Market, are “non-employee directors” pursuant to SEC Rule 16b-3, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee held eight meetings in 2006 to review the compensation program and policies for the Named Executive Officers. In 2006, the Board did not modify or reject in any material way any recommendation or action of the Committee.

Compensation Philosophy and Objectives

The goals of the Company’s executive compensation program are to support the Company’s long-term business strategy and create a commonality of interest with the Company’s shareholders. The compensation program is designed to, among other things, provide incentives for executives to grow the Company’s business and give the Committee the flexibility necessary to reward the executives for achieving growth of the business. The Compensation Committee’s strategy for achieving these goals is to:

•

maintain a total compensation program that provides each individual Named Executive Officer with compensation that is competitive with similarly situated executives in public and privately-held steel and steel-related companies, and similar-sized non-steel companies, in order to retain and, as necessary, attract highly qualified executives;

•

reward performance with appropriate compensation by implementing a cash incentive plan that provides for no incentive payments during periods when the Company does not achieve its business objectives, but which provides the potential for a substantial reward through the payment of a significant incentive that increases as the Company’s profits increase; and

•

maintain a compensation program that includes both short- and long-term incentives that appropriately align the interests of the executives with those of the Company’s shareholders in increasing shareholder value.

Management assists the Compensation Committee in its administration of the executive compensation program by recommending individual and Company goals and by providing data regarding performance. Additionally, as in prior years, the Compensation Committee engaged Towers Perrin, a global professional services firm that provides human resources consulting services, as an outside independent compensation consultant to advise the Compensation Committee on the Company’s compensation program.

The independent consultant’s primary role is to compare the base salaries, cash incentive awards and long-term compensation of the Named Executive Officers to the compensation paid to executives in similar positions both within and outside the steel service center industry in order to provide market “benchmarks” for the Committee to assess in determining the compensation of the Named Executive Officers. The independent consultant compiled compensation data for a group comprised of 17 steel and steel-related companies with annual revenues ranging from $100 million to $1 billion. The Committee used this group of companies compiled by the independent consultant, together with a group of other similar-sized non-steel companies, as a peer group in analyzing the competitiveness of the Company’s executive compensation. The Committee believes that analyzing a peer group with this mix of attributes appropriately captures the kinds of companies that the Company must compete with in the hiring and retaining of its executives.

A representative of the independent consultant attended two Board and Committee meetings in 2006. Towers Perrin does not provide the Company with any other services outside of those associated with advising the Company on its executive compensation program.

The Company’s executive compensation program consists of three primary components: base salary, annual cash incentive payouts and long-term compensation in the form of stock options and other equity-based awards. The Company also provides its executives with the opportunity to participate in a 401(k) retirement and profit-sharing plan, and a non-qualified defined contribution plan. Certain health, disability and life insurance and other customary fringe benefits also are available to the Named Executive Officers. Each Named Executive Officer also has entered into an agreement with the Company that provides for certain benefits upon a change in control of the Company.

In determining its allocations of these various elements of compensation, the Committee seeks to provide an amount of long-term compensation, both in the form of equity and cash incentives, that is sufficient to align the interests of the executives with those of the shareholders, while also providing adequate short-term compensation, primarily in the form of cash, to attract and retain talented executives. The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and composition of compensation for the Chief Executive Officer and the other Named Executive Officers. While the Committee considers the financial and operating performance of the Company, the Committee generally does not apply any specific quantitative formula in making base salary decisions, except with respect to the cash incentive award opportunities described below. The Committee also appreciates the importance of achievements that may be difficult to quantify and, accordingly, recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

The Compensation Committee believes that the various elements of the executive compensation program, as further discussed below, advance the Company’s business objectives and the interests of its shareholders by attracting and retaining the executive leadership necessary for growth and motivating its executives to increase shareholder value.

Elements of Compensation

Base Salaries. The annual base salary of the Named Executive Officers is based upon an evaluation of their significant contributions against established objectives as individuals and as a team, as determined by the Compensation Committee. The base salary amounts for Messrs. Siegal, Wolfort and Marabito are subject to minimum amounts established in accordance with their respective employment agreements. As noted above, in establishing base salaries for the Named Executive Officers, the Committee considered the cash compensation offered by companies in other steel and steel-related companies, as well as other similar sized companies outside of the steel industry, and obtains the recommendations of the independent consultant and management in order to determine the range of the base salaries. The Committee also considered recommendations from Mr. Siegal in determining salary levels for the other Named Executive Officers. The Committee reviews the base salaries of the Named Executive Officers on an individual basis periodically, rather than annually, and determines the base salary of the Named Executive Officer after considering the above factors and the individual’s particular talents, skills, experience, industry knowledge and functional responsibilities and duties. The Committee does not consider whether an individual Named Executive Officer has earned any incentive compensation in prior years in determining base salaries.

The base salaries paid to the Named Executive Officers in 2006 were reviewed and approved by the Compensation Committee, and the amounts paid are reflected in the Summary Compensation Table. The salaries of Messrs. Siegal, Marabito and MacWilliams were reviewed and increased in 2005 and, thus, in 2006 they received the same base salaries as they were paid in 2005. The base salaries of Messrs. Wolfort and Manson were reviewed by the Committee in 2005 and, in light of the various factors described above, were increased $125,000 and $18,000, respectively, in 2006 over their 2005 salaries. In establishing Mr. Wolfort’s 2006 salary, the Committee noted in particular his depth of industry knowledge, unique skills and the difference between his base salary and those of other similar executives in the companies within the Company’s peer group. The Committee believes that the salaries of each of the Named Executive Officers, as established for 2006, are reasonable when measured against the range of base salaries offered by other companies in the peer group reviewed by the Committee and in light of the Company’s performance in 2006.

Cash Incentive Compensation. The Company has established the Senior Management Compensation Program to provide the Company’s executives, including the Named Executive Officers, with the opportunity to earn an annual cash incentive payout. The objectives of the Senior Management Compensation Program include:

•	promoting profitability

•	managing assets

•	growing the Company

•	holding participants accountable to their budgets

•	aligning participants’ interests with those actions that create value for shareholders

•	putting compensation at risk based on annual performance.

The Company believes that a significant portion of the compensation paid to its Named Executive Officers should be based on the Company’s annual performance, so that the executives are appropriately motivated to maximize the Company’s operating performance each year. Cash incentive awards under the Senior Management Compensation Program may be earned based on the Company’s annual performance in certain key metrics established by the Committee, including pre-tax income, safety, inventory turnover, expense control, aged inventory, days sales outstanding and tonnage increase. Award amounts under the plan are directly tied to Company performance, so that the participants have the opportunity to earn significant cash incentive awards for years in which the Company performs well, but also bear the risk of earning little or no cash incentive compensation for years in which the Company performs below expectations. Amounts earned under the plan are paid out in three installments over a two year period following the year in which the cash incentive was earned in order to increase the plan’s retention value and encourage the executives not to compete with the Company in the event their employment is terminated prior to completion of the payment period.

In 2006, each of the Named Executive Officers was eligible to earn a cash incentive payout based on the Company’s accomplishment of strategic and financial objectives. The plan provided that cash incentive payouts would be available for distribution under the program in individual amounts determined by the Compensation Committee based primarily on the Company’s annual consolidated pre-tax income and on the Company’s performance in other key metrics. For 2006, the Compensation Committee set the annual cash incentive payout amounts for Messrs. Siegal, Wolfort and Marabito, in light of their significant functional responsibilities and duties and their positions as the most senior-level executives, at approximately three times those established for Messrs. MacWilliams and Manson. Accordingly, for 2006, Messrs. Siegal, Wolfort and Marabito each earned an annual cash incentive payout of $599,394 and Messrs. MacWilliams and Manson each earned an annual cash incentive payout of $199,798. Annual cash incentive payout amounts will be paid to each executive over a two year period in accordance with the terms of the Senior Management Compensation Program, which is further described under the Grants of Plan-Based Awards for Fiscal 2006 Table below.

Long-Term Equity-Based Compensation. The Company has a Stock Option Plan pursuant to which it has periodically granted stock options to certain employees, including the Named Executive Officers. The Company last granted stock options to its employees in 2004. The Committee believes that equity-based compensation awards, such as stock options, are an appropriate means of aligning the interests of the Company’s executives with those of its shareholders by rewarding the executives based on increases in the prices of the Company’s Common Stock. Like base salary and the annual cash incentive payments, award levels are set with regard to competitive considerations, and each individual’s actual award is based upon the individual’s job responsibilities, performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company’s strategic efforts. The timing and amount of previous awards to, and held by, the executive is reviewed, but is only one factor considered by the Committee in determining the size of any equity-based award grants.

After consideration of the foregoing factors, and in view of the other elements of the Company’s compensation program and the limited number of shares available for future grants under the Company’s Stock Option Plan, no stock options or other equity incentive awards were granted to the Named Executive Officers in 2006.

The Committee has determined that the Company’s executive compensation program would be enhanced by making equity-based awards a more integral component of the overall compensation provided to its management in future years. Accordingly, in 2007, the Committee and the Board unanimously approved, subject to shareholder approval and adoption, the Company’s 2007 Omnibus Incentive Plan, which is described in further detail under Proposal Two in this proxy statement. If approved by shareholders and if appropriate in light of the Company’s performance and the goals of the compensation program, the Committee intends to integrate the use of performance-based equity incentive awards in the compensation paid to its key employees, including the Named Executive Officers, and its Directors. The amounts of any such awards and the performance metrics applicable to any such awards will be determined by the Committee each year based on the performance of the Company and the individual participants, as appropriate in furtherance of the overall goals and objectives of the Company’s compensation program.

In granting stock options and other equity-based awards, the Committee has granted the awards in accordance with the terms of the Stock Option Plan with an exercise price equal to the mean of the highest and lowest selling prices of shares on the Nasdaq Stock Market on the date of grant. Future grants made by the Committee will be granted with an exercise price equal to the closing price of the Company’s shares on the Nasdaq Stock Market on the date of grant. Stock options become exercisable in accordance with a vesting schedule established by the Committee upon grant. Typically, stock options become exercisable ratably over a six-month to three year period after the date of grant to support executive retention and expire after 10 years to reward long-term share price appreciation. When the Company has granted stock options, it has done so at regular Compensation Committee meetings which are scheduled in advance to occur after the Company’s first quarter earnings release and during a period in which the Company’s insider trading policy generally permits trading in the Company’s stock.

Personal Benefits and Perquisites. In addition to their other compensation, the Named Executive Officers of the Company also are eligible to receive other benefits, which the Committee believes are commensurate with the types of benefits and perquisites provided to other similarly situated executives. The Committee believes these benefits are set at a reasonable level, are highly valued by recipients, have limited cost, are part of a competitive compensation program and are useful in attracting and retaining qualified executives. They are not tied to the Company’s performance. These benefits include medical, dental, disability and life insurance benefits and 401(k) and profit-sharing plan contributions, pursuant to plans that are generally available to employees of the Company. Perquisites include a car allowance, reimbursement for personal tax preparation and financial services fees, and payment of country club dues.

Retirement and Post-Employment Benefits. The Company provides its executives with certain post-employment and severance benefits as summarized below and further described elsewhere in this Proxy Statement. The Committee believes these benefits are vital to the attraction and retention of qualified executives. These benefits provide the executives with the opportunity to address long-term financial planning with a greater degree of certainty, and also address the Company’s interest in continuing to motivate executives in the event of corporate instability, such as a change of control or unforeseen industry changes.

The Company provides Messrs. Siegal, Wolfort and Marabito, as the most valuable executives at the Company, with the opportunity to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”), which is a non-qualified defined contribution savings plan. Under the SERP, the Company provides an annual contribution for each participating executive, a portion of which is based only on the participant’s continued service with the Company, and an additional amount is dependent on the Company’s return on invested capital for the applicable year. Each of these contribution components is referenced as a specified percentage of the executive’s base salary and cash incentive award amount for the year. In addition, each of the members of the Company’s senior management group, including the Named Executive Officers, also may participate in the Company’s Executive Deferred Compensation Plan, a non-qualified contributory savings plan under which a participant may defer all or any portion of his annual incentive award and up to 90% of his base salary into one or more investment options that are available under the Company’s 401(k) plan. The SERP and the Executive Deferred Compensation Plan are further described below under the Non-Qualified Deferred Compensation For Fiscal Year 2006 Table.

To ensure the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by a possible Change in Control, the Company entered into management retention agreements with each of the Named Executive Officers, which provide for the payment and provision of certain benefits if there is a change of control of the Company and a termination of the executive’s employment with the surviving entity within a certain period after the change in control. The Company also has entered into employment agreements with Messrs. Siegal, Wolfort and Marabito that provide for the payment of certain severance benefits upon terminations of employment other than after a change in control of the Company. These agreements help ensure that the executive’s interests remain aligned with those of the shareholders during any time when the executive’s continued employment may be in jeopardy. They also provide some level of income continuity should an executive’s employment be terminated without cause. These agreements are further described under Potential Payments upon Termination or Change in Control below.

Compensation Policies

Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its Chief Executive Officer and the four other most highly compensated executive officers. Certain “performance-based” compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain shareholder approval and independent Director requirements are met. To the extent consistent with the Company’s compensation policies and the Committee’s assessment of the interests of shareholders, the Company seeks to design its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee also weighs the burdens of such compliance against the benefits to be obtained by the Company and may pay compensation that is not deductible or fully deductible if it determines that such payments are in the Company’s best interests. For example, bonuses paid under the Company’s Senior Management Compensation Program historically were not intended to satisfy the requirements for the performance-based compensation exemption from Section 162(m). The Committee has determined, however, that, to the extent practicable in view of its compensation philosophy, it will seek to structure the Company’s cash bonuses to satisfy the requirements for the performance-based exemption from Section 162(m). Therefore, the Company has submitted the 2007 Omnibus Incentive Plan to its shareholders for approval and, if approved, intends to award future cash bonuses under the plan and believes that such bonuses paid to executives in accordance with the plan will qualify for the exemption for performance-based compensation.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code generally provides that arrangements involving the deferral of compensation that do not comply in form and operation with Section 409A or are not exempt from Section 409A are subject to increased tax, penalties and interest. If a deferred compensation arrangement does not comply with or is not exempt from Section 409A, employees may be subject to accelerated or additional tax, or interest or penalties, with respect to the compensation. The Compensation Committee believes that deferred compensation arrangements that do not comply with Section 409A would be of significantly diminished value to its executives. Accordingly, the Company intends to design its future deferred compensation arrangements, and may amend its previously adopted deferred compensation arrangements, to comply with Section 409A.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”), discussed the CD&A with management and has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

James B. Meathe, Chairman Martin H. Elrad Howard L. Goldstein Thomas M. Forman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, the Compensation Committee consisted of Messrs. Meathe, Elrad, Goldstein, and Forman. None of the members of the Compensation Committee is (or ever was) an officer or employee of the Company or any of its subsidiaries. There are no Compensation Committee interlocks as defined by applicable SEC rules.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation paid by the Company during the year ended December 31, 2006 to the Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company in 2006 (the “Named Executive Officers”):

Name	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation (2)	All Other Compensation (3)	Total
Michael D. Siegal Chairman & Chief Executive Officer (PEO)	2006	$575,000		$—	$—	$—	$599,394	$—	$334,154	$1,508,548

Richard T. Marabito Chief Financial Officer (PFO)	2006	$300,000		$—	$—	$—	$599,394	$—	$187,936	$1,087,330

David A. Wolfort President & Chief Operating Officer	2006	$550,000	(4)	$—	$—	$—	$599,394	$—	$307,273	$1,456,667

Heber MacWilliams Chief Information Officer	2006	$166,860		$—	$—	$—	$199,798	$—	$33,423	$400,081

Richard A. Manson Treasurer	2006	$150,000		$—	$—	$—	$199,798	$—	$26,317	$376,115

(1)	Represents amount earned by the Named Executive Officers in 2006 under the Company’s Senior Management Compensation Program. Of the incentive amounts earned in 2006, the Named Executive Officers will receive a payment of 50% of the amount in 2007, 12.5% of the amount in 2008, and the remaining 37.5% of the amount in 2009. See the Grants of Plan-Based Awards Table For Fiscal Year 2006 below for a description of the Senior Management Compensation Program and the incentives provided to the Named Executive Officer under the plan in 2006.

(2)	No above market or preferential earnings on nonqualified deferred compensation were earned by any Named Executive Officer in 2006.

(3)	Compensation reported in this column includes (i) the amount of Company contributions made in 2006 on behalf of the Named Executive Officer to the Company’s SERP ($281,175 for Mr. Siegal, $268,950 for Mr. Wolfort and $146,700 for Mr. Marabito) and 401(k) and profit-sharing plan; (ii) the premiums paid by the Company for medical, dental, life and disability insurance for each Named Executive Officer; and the incremental cost to the Company of the following perquisites: country club dues, an allowance for personal tax return preparation fees and an automobile allowance.

(4)	Mr. Wolfort voluntarily deferred $50,000 of this amount into the Company’s Executive Deferred Compensation Program. See the Nonqualified Deferred Compensation for Fiscal Year 2006 Table below for a description of the Executive Deferred Compensation Plan.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006

The following table sets forth plan-based awards granted to the Company’s Named Executive Officers during 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards

Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Siegal	(1)	(1)	(1)	(1)	—	—	—	—	—	—
Marabito	(1)	(1)	(1)	(1)	—	—	—	—	—	—
Wolfort	(1)	(1)	(1)	(1)	—	—	—	—	—	—
MacWilliams	(1)	(1)	(1)	(1)	—	—	—	—	—	—
Manson	(1)	(1)	(1)	(1)	—	—	—	—	—	—

(1)	Under the Company’s Senior Management Compensation Program, each of the Named Executive Officers was among the participants that were eligible to earn a cash incentive payout based on the Company’s accomplishment of strategic and financial objectives. The plan provided that cash incentive payouts would be available for distribution under the program in individual amounts determined by the Compensation Committee based primarily on the Company’s annual consolidated pre-tax income and on the Company’s performance in other key metrics. For 2006, the Compensation Committee set the annual cash incentive payout amounts for Messrs. Siegal, Wolfort and Marabito at approximately three times those established for Messrs. MacWilliams and Manson. Accordingly, for 2006, Messrs. Siegal, Wolfort and Marabito each earned an annual cash incentive payout of $599,394 and Messrs. MacWilliams and Manson each earned an annual cash incentive payout of $199,798. Annual cash incentive payout amounts will be paid to each executive over a two year period in accordance with the terms of the Senior Management Compensation Program, which is further described below.

Senior Management Compensation Program

The Company has established the Senior Management Compensation Program, which was amended effective January 1, 2005. The objectives of the Senior Management Compensation Program include the following: (1) promote profitability, management of assets, and growth of the Company; (2) hold participants accountable to their budgets; (3) provide participants an opportunity to earn an incentive; and (4) provide a plan that aligns the interest of the participant, the Company, and shareholders. The Named Executive Officers, Commercial Vice Presidents, General Managers, certain Corporate Vice Presidents and Managers and others, as determined by the Named Executive Officers, are eligible to participate in the Senior Management Compensation Program.

The Senior Management Compensation Program provides for an annual cash incentive payout to participants, based on a percentage of the consolidated pre-tax income of the Company, subject to some adjustments based on the Company’s performance in other key metrics, for the applicable year. The relevant performance measures, including pre-tax income and other operating measures, and individual’s incentive percentages are determined by the Compensation Committee at the beginning of each year. The cash incentive may be increased or decreased based upon performance in certain areas as determined by the Compensation Committee.

The annual cash incentive payout is paid to participants as follows: 50% of the annual cash incentive payout amount is paid to the participant following the Company’s year end earnings release for the year in which the amount is earned; 12.5% of the annual cash incentive payout amount is paid to the participant following the Company’s year end earnings release for the first year after the year in which the amount is earned; and 37.5% of the annual cash incentive payout amount is paid to the participant following the Company’s year end earnings release for the second year after the year in which the amount is earned. However, if the remaining 50% of the cash incentive payout amount is less than 25% of the participant’s base salary in the year in which the incentive was earned, then the entire cash incentive payout amount is paid to the participant at the time of the initial payment.

Eligible participants may defer amounts paid pursuant to the Senior Management Compensation Program under the Executive Deferred Compensation Plan described elsewhere in this proxy statement. A participant who is not employed by the Company at the end of the Company’s fiscal year will forfeit the participant’s annual cash incentive award. Notwithstanding the foregoing, a participant who terminates employment with Company due to death, disability, or retirement is eligible for a full or pro-rata annual cash incentive award in the discretion of the Compensation Committee. Additionally, a pro-rata annual cash incentive award will be paid in the event of a change in control of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

The following table sets forth outstanding equity awards held by the Company’s Named Executive Officers at December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (1)		Number of Securities Underlying Unexercised Options - Un- exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Siegal	23,333		—	—	$8.75	4/23/09	—	—	—	—
	20,000		—	—	$4.84	4/26/10	—	—	—	—
	15,000		—	—	$2.63	4/30/11	—	—	—	—
	10,000		—	—	$5.28	4/26/12	—	—	—	—
	10,000		—	—	$3.50	5/8/13	—	—	—	—
	25,000		—	—	$12.32	4/26/14	—	—	—	—
Marabito	10,000		—	—	$5.28	4/26/12	—	—	—	—
	10,000		—	—	$3.50	5/8/13	—	—	—	—
	25,000		—	—	$12.32	4/26/14	—	—	—	—
Wolfort	20,000		—	—	$8.75	4/23/09	—	—	—	—
	16,000		—	—	$4.84	4/26/10	—	—	—	—
	120,000		—	—	$1.97	12/31/10	—	—	—	—
	13,000		—	—	$2.63	4/30/11	—	—	—	—
	10,000		—	—	$5.28	4/26/12	—	—	—	—
	10,000		—	—	$3.50	5/8/13	—	—	—	—
	25,000		—	—	$12.32	4/29/14	—	—	—	—
MacWilliams	6,500	(2)	—	—	$8.75	4/23/09	—	—	—	—
	5,000		—	—	$4.84	4/26/10	—	—	—	—
	5,000		—	—	$5.28	4/26/12	—	—	—	—
	5,000		—	—	$3.50	5/8/13	—	—	—	—
Manson	2,500		—	—	$3.50	5/8/13	—	—	—	—
	8,500		—	—	$12.32	4/29/14	—	—	—	—

(1)	All stock options referenced in this table were granted under the Company’s Stock Option Plan, which is further described below.

(2)	This stock option was subsequently exercised in full by Mr. MacWilliams in February 2007.

Stock Option Plan

The Olympic Steel, Inc. Stock Option Plan (“Stock Option Plan”), was adopted by the Company effective January 6, 1994 and will expire in January 2009, though options outstanding under the Stock Option Plan upon its expiration will remain in effect until their respective termination dates. An aggregate of 1,300,000 shares of Common Stock were authorized for issuance under the Stock Option Plan, 24,170 of which currently remain available for issuance of awards. Employees, non-employee directors, and independent consultants are eligible to receive stock options under the Stock Option Plan. As of March 1, 2007, 16 employees and outside Directors had outstanding options exercisable under the Stock Option Plan. No stock option grants were made in 2006.

The Stock Option Plan is administered by the Compensation Committee, which generally has the authority to determine the participants eligible to receive grants of options under the Stock Option Plan, how the Stock Option Plan will operate, interpret the terms of the Stock Option Plan, and make all determinations under the Stock Option Plan. Employees are eligible to receive incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, under the Stock Option Plan. Non-employee directors and consultants may be granted nonqualified stock options.

The exercise price for stock options is established as the fair market value of a share of Common Stock on the date of grant, which, in accordance with the terms of the Stock Option Plan, has been determined as the mean of the highest and lowest selling prices of shares on the Nasdaq Stock Market on the date of grant. Stock options become exercisable in accordance with the terms established by the Compensation Committee and expire 10 years from the date of grant. Previously granted stock options have been issued with vesting schedules ranging from six months to three years. To the extent possible, the Company issues shares of its treasury stock to option holders in satisfaction of shares issuable upon the exercise of stock options. Stock options granted under the Stock Option Plan generally terminate in the event of termination of employment or services. However, under certain circumstances, options may be exercised within 3 months after the date of termination of employment or services, or within 1 year of a participant’s death, but in any event not beyond the original term of the stock option. Upon a Change in Control (as defined in the Stock Option Plan) of the Company, all stock options may become immediately exercisable or may be terminated at the discretion of the Compensation Committee.

The following table provides information as of December 31, 2006 regarding shares outstanding and available for issuance under the Stock Option Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issurance
Equity compensation plans approved by security holders	477,140	$6.13	24,170
Equity compensation plans not approved by security holders	—	—	—

Totals	477,140	$6.13	24,170

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of a stock option by the Company’s Named Executive Officers during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Siegal	0	$—	—	—
Marabito	31,500	$713,255	—	—
Wolfort	100,000	$2,568,667	—	—
MacWilliams	11,500	$214,970	—	—
Manson	9,000	$223,640	—	—

PENSION BENEFITS

None of the Named Executive Officers participates in a defined benefit pension plan sponsored by the Company. All Named Executive Officers participate in the same defined contribution pension plan as all other non-union employees of the Company.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2006

The following table sets forth information relating to participation by the Named Executive Officers in the Company’s SERP and Executive Deferred Compensation Plan during 2006.

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year-end
Siegal (a)	$—		$281,175	$35,579	$—	$316,754
Marabito (a)	$—		$146,700	$19,002	$—	$165,702
Wolfort (a)	$—		$207,825	$25,821	$—	$233,646
Wolfort (b)	$50,000	(3)	$—	$906	$—	$50,906
MacWilliams	$—		$—	$—	$—	$—
Manson	$—		$—	$—	$—	$—

(a)	SERP

(b)	Executive Deferred Compensation Plan

(1)	The amounts reported in this column have been included with respect to each officer in the “All Other Compensation” column of the Summary Compensation Table, as described in footnote (3) to the table.

(2)	No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Please see the discussions of the SERP and the Executive Deferred Compensation Plan below for a description of how earnings are calculated under each plan.

(3)	This amount represents the portion of Mr. Wolfort’s 2006 salary, as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, that was deferred into the Executive Deferred Compensation Plan.

Supplemental Executive Retirement Plan

On January 1, 2005, the Company established the SERP in order to provide unfunded deferred compensation to a select group of officers, management and highly compensated employees of the Company. Currently, Messrs. Siegal, Wolfort and Marabito are the only participants in the SERP.

The SERP provides for a single lump sum payment to a participant of his vested account balance, as adjusted for earnings and losses prior to distribution, following his “qualified” retirement from the Company. A participant who retires from the Company after attaining age 62 will be entitled to receive a lump sum payment of his vested account balance six months after the date of retirement. A participant who retires from the Company after attaining age 55, but prior to attaining age 62, will be entitled to receive a lump sum payment of his vested account balance after the later of his attainment of age 62 or six months following the date of retirement.

Generally, benefits under the SERP vest ratably on an annual basis over five years (i.e., 20% per year), so that a participant’s benefit is fully vested five years after becoming a participant in the SERP. However, the benefits of Messrs. Siegal, Wolfort and Marabito, who became participants in the SERP as of January 1, 2005 vest as follows: 50% on December 31, 2005; 75% on December 31, 2006 and 100% on December 31, 2007.

A participant’s benefits under the SERP will become fully vested upon (1) the participant’s death while he is an employee, (2) the participant’s termination of employment due to disability; (3) the effective date of any termination of the SERP; or (4) the date of a change of control.

The Company annually allocates a deemed “base contribution” under the SERP for each participant in an amount equal to thirteen percent (13%) of a participant’s “Applied Compensation”. A participant’s “Applied Compensation” is the sum of: (1) the participant’s annual base salary; plus (2) the lesser of (a) the actual bonus earned by the participant under the Senior Management Compensation Program in the applicable year, or (b) 50% of the participant’s annual base salary earned in the applicable year. Additionally, the Company annually allocates a deemed “incentive contribution” under the SERP for each participant, based on the Company’s return on invested capital (“ROIC”) for the applicable year, in an amount of 0 to 19.6% of the participant’s Applied Compensation. The percentage is determined in accordance with the following table:

Actual ROIC	Percentage of Participant’s Applied Compensation
5% or Less	0.0%
6%	0.8%
7%	1.6%
8%	2.4%
9%	3.2%
10%	4.0%
11%	6.6%
12%	9.2%
13%	11.8%
14%	14.4%
15%	17.0%
16% or Greater	19.6%

A participant’s account will be credited with earnings and losses based on the performance of investment funds selected by the participant. Account balances are credited with earnings, gains or losses based on the performance of investment options that are available under the Company’s 401(k) and profit-sharing plan and selected by the employee. Earnings under the SERP are based on the following underlying funds, which had the following annual returns in 2006: MetLife Stable Value Fund, 4.41%; American Funds Capital World Growth & Income, 22.23%; American Funds EuroPacific Growth, 21.83%; American Funds Growth Fund of America,

10.91%; Franklin Flex Capital Growth, 5.76%; Franklin US Government Securities, 3.69%; Oppenheimer Main Street Small Cap, 14.64%; MFS International New Discovery, 26.85%; MFS Research Bond, 4.14%; MFS Total Return Fund, 11.77%; MFS Value Fund, 20.67%; Munder Index 500, 15.12%; Davis Opportunity, 17.58%; Oppenheimer Strategic Income, 7.68%; Pioneer Oak Ridge Small Cap Growth, 6.70%; Victory Diversified Stock, 13.89%; Principal Inv SAM Balanced Portfolio, 10.36%; Principal Inv SAM Conservative Balanced, 8.66%; Principal Inv SAM Conservative Growth, 11.89%; Principal Inv SAM Flex Inc, 6.70%; Principal Inv SAM Strategic Growth, 12.75%; and PIMCO Funds Money Market, 4.56%.

Executive Deferred Compensation Plan

The Olympic Steel, Inc. Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan”) is a non-qualified contributory savings plan established by the Company, effective December 1, 2004, for the purpose of providing a tax effective deferred compensation opportunity for a select group of management and/or highly compensated employees of the Company. Currently, Mr. Wolfort is the only participant who has elected to participate in the plan.

Participants may defer all or any portion of their annual incentive award and up to 90% of their base salary to the Executive Deferred Compensation Plan. Each Participant is eligible to designate one or more investment options that are available under the Company’s 401(k) and profit-sharing plan as the deemed investment(s) for the participant’s deferred compensation account or such other investment options determined appropriate in the sole discretion of the Board of Directors. Employee deferrals are credited with earnings, gains or losses based on the performance of investment options that are available under the Company’s 401(k) and profit-sharing plan and selected by the employee. Earnings under the Executive Deferred Compensation Plan are based on the same funds, with same annual returns for 2006, as described above with respect to the SERP. A participant’s contributions are always 100% vested, and distributions from the plan will be paid in cash in a single lump sum upon termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Retention Agreements

The Company has executed Management Retention Agreements (the “Retention Agreements”) with Messrs. Siegal, Wolfort, Marabito, MacWilliams and Manson. Under the agreements, which do not become operative unless there is a Change in Control of the Company (as defined in the Retention Agreements), the Company agrees to continue the employment of the officer for a certain period (the “Contract Period”) following the Change in Control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the Change in Control. If the officer’s employment is terminated without cause or by the officer for “good reason” during the Contract Period, or if, in the cases of Messrs Siegal and Wolfort, the officer terminates his employment for any reason or no reason during the 12 month period following a Change in Control, the officer shall receive a lump-sum severance payment (the “Severance Amount”) with continuation of medical, dental, disability and life insurance benefits for one year (two years in the cases of Messrs. Siegal and Wolfort). The Contract Period for Messrs. Siegal and Wolfort is two years and their Severance Amount equals 2.99 times the average of their respective last three years’ compensation, which includes salary, cash bonus, Company contributions to the SERP and 401(k) and profit-sharing plan on behalf of the officer, personal tax preparation fees, automobile allowance and country club dues. The Contract Period for Messrs. Marabito, MacWilliams and Manson is one year and their Severance Amount equals one times the average of their respective last three years’ compensation, which includes salary, cash bonus, Company contributions to the SERP and 401(k) and profit-sharing plan on behalf of the officer, personal tax preparation fees, and automobile allowance. The Retention Agreements also provide that, in the event that any of the payments or benefits described above would constitute a “parachute payment” under Code Section 280G, the payments or benefits provided will be reduced so that no portion is subject to the excise tax imposed by Code Section 4999, but only to the extent such reduction will result in a net after tax benefit to the officer. Each of the Retention Agreements contains a non-competition prohibition for one year post-employment (two years in the cases of Messrs. Siegal and Wolfort).

The table below reflects the approximate amounts that would be payable to each Named Executive Officer under the Retention Agreements assuming that a Change in Control occurred at December 31, 2006, that the officer’s employment was terminated in a manner triggering payment of the above benefits, and that no reduction of benefits would be made in order to avoid excise taxes imposed by Code Section 4999.

Name	Salary	Cash Incentive Payout	Retirement Plan Contribution Amount (1)	Personal Benefit Amount (2)	Continuation of Insurance Coverage (3)	Total (4)
Siegal	$547,500	$932,281	$197,830	$42,579	$15,998	$5,191,200
Marabito	$284,231	$933,112	$108,180	$19,100	$13,775	$1,358,398
Wolfort	$462,314	$932,280	$169,305	$43,290	$17,340	$4,857,342
MacWilliams	$168,129	$348,797	$10,380	$9,900	$13,775	$550,981
Manson	$137,885	$348,797	$10,380	$900	$13,775	$511,737

(1)	The amounts in this column represent the lump sum payment amount that would be paid to the officer in respect of Company contributions on behalf of the officer to the Company’s 401(k) and profit-sharing plan and, in the cases of Messrs. Siegal, Wolfort and Marabito, the SERP ($187,450 for Mr. Siegal, $158,925 for Mr. Wolfort and $97,800 for Mr. Marabito).

(2)	The amounts in this column represent the lump sum payment amount that would be paid to the officer in respect of following personal benefits and perquisites provided to the officer: automobile allowance (in the cases of Messrs. Siegal, Wolfort, Marabito and MacWilliams), fees for personal tax and financial planning (in the cases of Messrs. Siegal, Wolfort and Marabito) and country club dues (in the cases of Messrs. Siegal and Wolfort).

(3)	The amounts in this column represent the amounts that would be paid by the Company for the continuation of medical, dental, disability and life insurance coverage for each officer for one year following termination of employment (two years in the cases of Messrs. Siegal and Wolfort).

(4)	The amounts in this column represent 2.99 times the total compensation amount in the cases of Messrs. Siegal and Wolfort, and one times the total compensation amount in the cases of Messrs. Marabito, MacWilliams and Manson.

Employment Agreements

Siegal Employment Agreement. On August 8, 2006, the Company and Michael D. Siegal entered into an employment agreement pursuant to which Mr. Siegal will serve as Chairman and Chief Executive Officer of the Company for a term ending January 1, 2010, with an automatic three year extension unless the Company or Mr. Siegal provides notice otherwise on or before July 1, 2009. Under the agreement, Mr. Siegal receives a base salary of $575,000 for 2006, increasing to $605,000 in 2007, and subject to possible future increases as determined by the Board. During the period of employment, Mr. Siegal will be eligible for a performance bonus under the Company’s Senior Management Compensation Program in place as of 2006, as amended, or such other bonus plan that replaces that plan, and Mr. Siegal will be eligible to participate in any long-term incentive plan which may be created or amended by the Board from time to time. If the Company terminates Mr. Siegal’s employment without cause (as defined in the agreement) during his employment period, he will continue to receive his base salary, Company contributions to the SERP and 401(k) and profit-sharing plan, coverage under the Company’s medical, dental, disability and life insurance programs, and reimbursement for personal tax and financial planning, as in effect on the date of termination, during the period ending on the earliest of (i) January 1, 2010, (ii) a breach of the non-competition, non-solicitation or confidentiality clause, or (iii) the second anniversary of the termination of his employment. If Mr. Siegal’s employment is terminated due to death or disability, he or his estate will continue to receive his base salary, and he and/or his spouse and any minor children will be eligible to continue to participate in the Company’s health insurance programs for one year thereafter. If Mr. Siegal’s employment had been terminated due to death or disability as of December 31, 2006, he or his estate would be entitled to receive $575,000 in respect of his base salary and $12,617 in premiums under the Company’s medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that Mr. Siegal’s employment was terminated by the Company without cause as of December 31, 2006, he would be entitled to receive the following benefits: $1,150,000 in respect of his base salary, $587,430 in Company contributions to the SERP and 401(k) and profit-sharing plan, $32,000 in premiums for coverage under the Company’s medical, dental, disability and life insurance programs and $10,000 for reimbursement of personal tax and financial planning fees, for a total of $1,779,430.

Wolfort Employment Agreement. Mr. Wolfort serves as President and Chief Operating Officer of the Company pursuant to an employment agreement, effective January 1, 2006, expiring on January 1, 2011, with an automatic three year extension unless the Company or Mr. Wolfort provides notice otherwise on or before July 1, 2010. Under the agreement, Mr. Wolfort receives a base salary of $550,000, subject to possible future increases as determined by the Compensation Committee. During the period of employment, Mr. Wolfort will be eligible for a performance bonus under the Company’s Senior Management Compensation Program in place as of 2006, as amended, or such other bonus plan that replaces that plan, and Mr. Wolfort will be eligible to participate in any long-term incentive plan which may be created or amended by the Board from time to time. If the Company terminates Mr. Wolfort’s employment without cause (as defined in the agreement) during the employment term, he will continue to receive his base salary, Company contributions to the SERP and 401(k) and profit-sharing plan, coverage under the Company’s medical, dental, disability and life insurance programs, and reimbursement for personal tax and financial planning, as in effect on the date of termination, for a period ending on the earlier of (i) December 31, 2010 (subject to extension), (ii) a breach of the non-competition, non-solicitation or confidentiality clause, or (iii) twenty four months from the date of termination of employment. If Mr. Wolfort’s employment is terminated due to death or disability, he or his estate will continue to receive his base salary, and he and/or his spouse and any minor children will be eligible to continue to participate in the Company’s health insurance programs for one year thereafter. If Mr. Wolfort’s employment had been terminated due to death or disability as of December 31, 2006, he or his estate would be entitled to receive $550,000 in respect of his base salary and $12,617 in premiums under the Company’s medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that Mr. Wolfort’s employment was terminated by the Company without cause as of December 31, 2006, he would be entitled to receive the following benefits: $1,100,000 in respect of his base salary, $562,980 in Company contributions to the SERP and 401(k) and profit-sharing plan, $34,684 in premiums for coverage under the Company’s medical, dental, disability and life insurance programs and $10,000 for reimbursement of personal tax and financial planning fees, for a total of $1,707,664.

Marabito Employment Agreement. On August 8, 2006, the Company and Richard T. Marabito entered into an employment agreement pursuant to which Mr. Marabito will serve as Chief Financial Officer of the Company for a term ending January 1, 2012, with an automatic three year extension unless the Company or Mr. Marabito provides notice otherwise on or before July 1, 2011. Under the agreement, Mr. Marabito receives a base salary of $300,000 for 2006, increasing to $325,000 in 2007, and subject to possible future increases as determined by the Board. During the period of employment, Mr. Marabito will be eligible for a performance bonus under the Company’s Senior Manager Compensation Program in place as of 2006, as amended, or such other bonus plan that replaces that plan, and Mr. Marabito will be eligible to participate in any long-term incentive plan which may be created or amended by the Board from time to time. If the Company terminates Mr. Marabito’s employment without cause (as defined in the agreement) during his employment period, he will continue to receive his base salary, Company contributions to the SERP and 401(k) and profit-sharing plan, coverage under the Company’s medical, dental, disability and life insurance programs, and reimbursement for personal tax and financial planning, as in effect on the date of termination, during the period ending on the earlier of (i) January 1, 2012, (ii) a breach of the non-competition, non-solicitation or confidentiality clause, or (iii) the second anniversary of the termination of his employment. If Mr. Marabito’s employment is terminated due to death or disability, he or his estate will continue to receive his base salary, and he and/or his spouse and any minor children will be eligible to continue to participate in the Company’s health insurance programs for one year thereafter. If Mr. Marabito’s employment had been terminated due to death or disability as of December 31, 2006, he or his estate would be entitled to receive $300,000 in respect of his base salary and $12,617 in premiums under the Company’s medical and dental insurance programs. The employment agreement contains a two-year non-competition and non-solicitation prohibition and customary confidentiality provisions. Assuming that Mr. Marabito’s employment was terminated by the Company without cause as of December 31, 2006, he would be entitled to receive the following benefits: $600,000 in respect of his base salary, $318,480 in Company contributions to the SERP and 401(k) and profit-sharing plan, $27,554 in premiums for coverage under the Company’s medical, dental, disability and life insurance programs and $10,000 for reimbursement of personal tax and financial planning fees, for a total of $956,034.

Retirement Plans

Messrs. Siegal, Wolfort and Marabito are eligible to participate in the Company’s SERP and each of the Named Executive Officers is eligible to participate in the Company’s Executive Deferred Compensation Plan. The aggregate account balance of each Named Executive Officer under these plans and a description of the amounts payable to each such executive upon retirement from employment by the Company are provided under the Nonqualified Deferred Compensation For Fiscal Year 2006 Table above.

COMPENSATION OF DIRECTORS

During 2006, each Director who was not an employee of the Company received a $45,000 annual retainer, payable in quarterly installments and reimbursement for out-of-pocket expenses incurred in connection with attending board meetings. The Audit Committee Chairman received an additional $10,000 and the Chairmen of the Compensation and Nominating Committees each received an additional $5,000. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

The following table summarizes compensation paid to the Company’s non-employee directors in 2006:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
James B. Meathe	$47,500	$—	$—	$—	$—	$—	$47,500
Martin H. Elrad	$50,000	$—	$—	$—	$—	$—	$50,000
Howard L. Goldstein	$55,000	$—	$—	$—	$—	$—	$55,000
Thomas M. Forman	$48,750	$—	$—	$—	$—	$—	$48,750
Ralph M. Della Ratta	$45,000	$—	$—	$—	$—	$—	$45,000

RELATED PARTY TRANSACTIONS

The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a director, director-nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Audit Committee. Following review, the Audit Committee determines to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of related person’s interest in the transaction. The Chairman of the Audit Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $500,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $500,000 or 2% of the organization’s total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.

Since 1956, a partnership partially owned by family members of Mr. Siegal has owned a Cleveland warehouse and currently leases it to the Company at an annual rental of $195,300. The lease expires in 2010, subject to one 10-year renewal.

The Company purchased several business insurance contracts through an insurance broker that formerly employed Mr. Meathe. Commissions and fees paid by the Company to the insurance broker were approximately $100,000 during 2006.

Mr. Forman serves on the Board of Advisors for a firm that provides psychological testing profiles for new hires of the Company. Fees paid to the firm by the Company were approximately $11,000 during 2006.

The relationships described above have been reviewed and ratified in accordance with the Company’s policy for review of transactions with related persons.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available through the “Investor Relations” section of the Company’s website at www.olysteel.com. The Audit Committee is comprised solely of independent Directors as defined by the listing standards of the Nasdaq Stock Market and by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors. Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board of Directors.

Management completed the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting in 2004 and 2005. During 2006, the third year of certification, management continued to review and enhance the internal control evaluation process and the Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and PwC at each regularly scheduled Committee meeting. These updates occur at least quarterly. The Committee also holds regular private sessions with PwC to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviews the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC, as well as PwC’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of the Company’s fiscal 2005 (i) consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for 2006 with management and discussed with the Company’s independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and PCAOB Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements). The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from PwC and discussed that firm’s independence with representatives of the firm. The Audit Committee also monitored the services provided by the independent auditors, pre-approved all audit-related services, discussed with PwC the effect of the non-audit services performed on auditor independence, and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in conducting its auditing functions.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the Company’s independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2006 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

James B. Meathe, Chairman Martin H. Elrad Howard L. Goldstein Thomas M. Forman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has selected PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as its independent auditors for 2007. The decision to retain PwC was made by the Audit Committee. Representatives of PwC are expected to be present at the Annual Meeting, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees. Aggregate fees for professional services rendered by PwC for the audit of the Company’s annual financial statements and for its review of the financial statements included in the Company’s Forms 10-Q were $530,900 for 2006 and $511,700 for 2005. Services performed in 2006 and 2005 include the audit of the Company’s annual financial statements, the internal control attestations required under the Sarbanes-Oxley Act, and the quarterly reviews of the financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees. Aggregate fees for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements and which were not reported under “Audit Fees” above were $0 in both 2006 and 2005.

Tax Services. There were no fees for tax services paid to PwC in 2006 and 2005.

All Other Fees. There were no other fees paid to PwC in 2006 or 2005.

Pre-Approval Policy. All services listed above were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval by the Audit Committee of non-audit services provided by PwC.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report” will not be deemed incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than listed in the Notice of Meeting that is to be presented for action at the meeting. If any of the Board’s nominees is unavailable for election as a Director or for good cause will not serve, or if any other matter should properly come before the meeting or any adjournments thereof, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

SHAREHOLDERS’ PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting of Shareholders is expected to be November 30, 2007.

Shareholder nominations of a person for possible election as a Director for the Company’s 2008 Annual Meeting of Shareholders must be received by the Company not later than December 30, 2007, and must be in compliance with applicable laws and regulations and the requirements set forth in the Company’s Amended and Restated Code of Regulations.

Proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend at the Company’s 2008 Annual Meeting of Shareholders if a shareholder raises a proposal which is not to be included in the Company’s proxy materials for such meeting and the Company does not receive proper notice of such proposal at its principal executive offices by February 13, 2008. If notice of any such proposal is timely received, the proxy holders may exercise discretionary authority with respect to such proposal only to the extent permitted by applicable SEC rules. Such proposal must in any circumstance be, under law, an appropriate subject for shareholder action in order to be brought before the meeting.

Any such proposals should be sent in care of the Corporate Secretary at the Company’s principal executive offices.

ANNUAL REPORT

The Company’s Annual Report for the year ended December 31, 2006, including consolidated financial statements of the Company and the report thereon of PricewaterhouseCoopers LLP is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

Marc Morgenstern
Secretary

By Order of the Board of Directors
March 30, 2007

Appendix A

OLYMPIC STEEL, INC.

2007 OMNIBUS INCENTIVE PLAN

i

ii

iii

OLYMPIC STEEL, INC.

2007 OMNIBUS INCENTIVE PLAN

ARTICLE 1

GENERAL PURPOSE OF PLAN; DEFINITIONS

1.1    Name and Purposes.    The name of this Plan is the Olympic Steel, Inc. 2007 Omnibus Incentive Plan. The purpose of this Plan is to enable Olympic Steel, Inc. and its Affiliates to (i) attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies, (ii) motivate Plan participants to achieve the long-term success and growth of the Company, (iii) facilitate ownership of shares of the Company and (iv) align the interests of the Plan participants with those of the Company’s public Shareholders.

1.2    Certain Definitions.    Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a)    The word “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

(b)    The word “Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards to any Plan participant.

(c)    The words “Board of Directors” mean the Board of Directors of the Company, as constituted from time to time.

(d)    The words “Cash-Based Award” mean an Award, denominated in cash, granted to a Participant as described in Article 10.

(e)    The word “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

(f)    The word “Committee” means the entity administering this Plan as provided in Section 2.1 hereof or, if none has been appointed, then the Board of Directors as a whole.

(g)    The words “Common Shares” mean the Common Stock, without par value, of the Company.

(h)    The word “Company” means Olympic Steel, Inc., a corporation organized under the laws of the State of Ohio and any successor corporation or business organization which shall assume the duties and obligations of Olympic Steel, Inc. under this Plan.

(i)    The words “Date of Grant” mean the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

(j)    The word “Director” means a member of the Board of Directors.

(k)    The word “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the Participant: (i) being unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company.

(l)    The words “Early Retirement” mean a participant’s retirement from active employment with the Company or an Affiliate on and after the attainment of age 55.

(m)    The words “Eligible Director” mean a Director of the Company who is entitled to participate in the Plan pursuant to Section 4.1.

(n)    The acronym “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific ERISA Section, such reference shall be deemed to be a reference to any successor, ERISA Section or Sections with the same or similar purpose.

(o)    The words “Exchange Act” mean the Securities Exchange Act of 1934, as amended, and any lawful regulations or pronouncements promulgated thereunder.

(p)    The words “Exercise Price” mean the purchase price of a Share covered by a Stock Option.

(q)    The words “Fair Market Value” mean the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares on such principal trading exchange. If the Common Shares are not or cease to be traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Code Section 409A and the guidance then existing thereunder.

(r)    The words “Incentive Stock Option” and the acronym “ISO” mean a Stock Option that is clearly identified as such and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

(s)    The words “Non-Qualified Stock Option” and the acronym “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) does not meet the requirements of Section 422 of the Code.

(t)    The words “Normal Retirement” mean retirement from active employment with the Company or an Affiliate on or after the age of 65.

(u)    The words “Other Stock-Based Award” mean an equity-based or equity-related Award not otherwise described in this Plan, granted pursuant to Article 10.

(v)    The words “Outside Director” mean a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

(w)    The word “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

(x)    The words “Performance Shares” are defined in Article 9.

(y)    The word “Plan” means this Olympic Steel, Inc. 2007 Omnibus Incentive Plan, as amended from time to time.

(z)    The acronym “QDRO” means a qualified domestic relations order as defined by the Code.

(aa)    The word “Retirement” means Normal Retirement or Early Retirement.

(bb)    The words “Restricted Shares” are defined in Article 8.

(cc)    The words “Restricted Share Units” are defined in Article 8.

(dd)    The word “Share” or “Shares” means one or more of the Common Shares.

(ee)    The word “Shareholder” means an individual or entity that owns one or more Shares.

(ff)    The words “Stock Appreciation Rights” and the acronym “SAR” mean any right pursuant to an Award granted under Article 7.

(gg)    The words “Stock Option” mean any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 herein and may be an Incentive Stock Option, a Non-Qualified Stock Option.

(hh)    The words “Stock Power” mean a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Shares from the participant to the Company or a third party.

(ii)    The word “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

(jj)    The word “Vested” means that the time has been reached, with respect to Stock Options, when the option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability, with respect to Restricted Share Units, Performance Shares, and Other Stock-Based Awards, when the units are no longer subject to forfeiture and are convertible to Shares; and with respect to Cash-Based Awards when the payment of a cash amount is non-forfeitable. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

ADMINISTRATION

2.1    Authority and Duties of the Committee.

(a)    The Plan shall be administered by a Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b)    The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, other employees, Eligible Directors and consultants.

(c)    In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

(i)    select the officers, employees, Eligible Directors and consultants to whom Awards are granted;

(ii)    determine the types of Awards granted and the timing of such Awards;

(iii)    determine the number of Shares to be covered by each Award granted hereunder;

(iv)    determine whether an Award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v)    determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)    determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii)    subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;

(viii)    determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the participant;

(ix)    adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(x)    promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(xi)    construe, interpret and implement the terms and provisions of this Plan, any Award and any related agreements;

(xii)    correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements; and

(xiii)    otherwise supervise the administration of this Plan.

(d)    All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Plan participants, but may be made by their terms subject to ratification or approval by the Board of Directors, another committee of the Board of Directors or Shareholders.

2.2    Delegation of Authority.    The Committee may delegate its powers and duties under this Plan to the Chief Executive Officer of the Company, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to Awards to the Company’s executive officers or any participant who is a “covered employee” as defined in Section 162(m) of the Code or a Director. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.

ARTICLE 3

STOCK SUBJECT TO PLAN

3.1    Total Shares Limitation.    Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 500,000 Shares, which may be newly-issued Shares or Shares that have been reacquired in the open market or in private transactions.

3.2    Other Limitations.

(a)    ISO Limitations.    The maximum number of Shares available with respect to all Stock Options granted under this Plan that may be Incentive Stock Options is 500,000 Shares.

(b)    Participant Limitation.    The aggregate number of Shares underlying Awards granted under this Plan to any one participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 50,000 Shares. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any fiscal year may not exceed $3,000,000.00. The foregoing annual limitations are intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

3.3    Awards Not Exercised.    In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan.

3.4    Dilution and Other Adjustments.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Section 162(m) of the Code with respect to Performance Share Awards unless specifically determined otherwise by the Committee; (iii) Section 409A of the Code, to the extent the Committee determines it is necessary to avoid its application or avoid adverse tax consequences thereunder.

ARTICLE 4

PARTICIPANTS

4.1    Eligibility.    Officers, all other regular active employees of the Company or any of its Affiliates, Eligible Directors and consultants to the Company or any of its Affiliates are eligible to participate in this Plan. The Plan participants shall be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers or participants who are “covered employees” as defined in Section 162(m) of the Code, by the Chief Executive Officer in his sole discretion with proper delegation from the Committee.

ARTICLE 5

STOCK OPTION AWARDS

5.1    Option Grant.    Each Stock Option granted under this Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

5.2    Terms and Conditions of Grants.    Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)    Exercise Price.    The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b)    Option Term.    Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c)    Vesting.    Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time.

(d)    Method of Exercise.    Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 16.3 hereof. The Exercise Price may be paid:

(i)    in cash;

(ii)    by tendering (by either actual delivery of Shares or by attestation) previously-owned Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;

(iii)    by a combination of cash and Shares;

(iv)    by authorizing a broker to sell, on behalf of the participant, the appropriate number of Shares otherwise issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding; or

(v)    by another method permitted by law which assures full and immediate payment of the Exercise Price.

The Committee may prohibit any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment or adverse tax treatment for the Company.

If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash, through a same day sale transaction or by withholding Shares.

(e)    Issuance of Shares.    The Company will issue or cause to be issued such Shares promptly upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

(f)    Form.    Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.

(g)    Special Limitations on Stock Option Awards.    Unless an Award agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Stock Option Awards shall be construed and administered accordingly.

5.3    Termination of Grants Prior to Expiration.    Unless otherwise provided in an employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

(a)    Termination by Death.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

(b)    Termination by Reason of Disability.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment (or of directorship, if applicable), or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c)    Termination by Reason of Retirement.    If an optionee’s employment or directorship with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such two-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d)    Other Termination.    If an optionee’s employment or directorship with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

ARTICLE 6

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.1    Eligibility.    Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.

6.2    Special ISO Rules.

(a)    Exercise Price.    The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

(b)    Term.    No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 17.1 hereof.)

(c)    Ten Percent Shareholder.    No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code)

equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

(d)    Limitation on Grants.    The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate fair market value shall exceed $100,000, such number of ISOs as shall have an aggregate fair market value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(e)    Non-Transferability.    Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).

(f)    Termination of Employment.    No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment with the Company, a Parent or a Subsidiary.

(g)    Fair Market Value.    For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

6.3    Subject to Code Amendments.    The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1  SAR Grant and Agreement.    Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

7.2    SARs Granted in Conjunction with Option.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:

(a)    Term.    Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b)    Exercisability.    A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 hereof or otherwise as the Committee may determine at or after the time of grant.

(c)    Method of Exercise.    A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Exercise Price per Share of the related Stock Option does not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.3    Independent SARs.    Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a)    Term.    Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b)    Exercisability.    A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c)    Method of Exercise.    A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d)    Early Termination Prior to Expiration.    Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.

7.4    Other Terms and Conditions of SAR Grants.    Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

7.5    Special Limitations on SAR Awards.    Unless an Award agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS

8.1    Restricted Share Grants and Agreements.    Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 hereof.

8.2    Terms and Conditions of Restricted Share Grants.    Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)    Purchase Price.    The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such Shares at the Date of Grant.

(b)    Restrictions.    All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)    a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 12);

(ii)    a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)    a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate; and

(iv)    any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws.

(v)    such additional restrictions as are required to avoid adverse tax consequences under Code Section 409A.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an award provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.

(c)    Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Olympic Steel, Inc. 2007 Omnibus Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2 hereof) to the participant and with the foregoing legend removed.

(d)    Forfeiture of Shares.    If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e)    Voting and Other Rights.    Except to the extent prohibited by Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

8.3    Restricted Share Unit Awards and Agreements.    Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2 hereof) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 hereof.

8.4    Terms and Conditions of Restricted Share Unit Awards.    Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)    Purchase Price.    The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Stock Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b)    Restrictions.    All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)    a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)    a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)    a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate; and

(iv)    any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws.

(v)    such additional restrictions as are required in order to avoid adverse tax consequences under Code Section 409A.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c)    Performance-Based Restrictions.    The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award provides that such Award is intended to be “performance-based compensation,” the provisions of Section 9.4(d) will also apply.

(d)    Voting and Other Rights.    A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided that Restricted Share Units may provide for the payment of dividends or dividend equivalents if so provided in the written agreement governing such units.

(e)    Lapse of Restrictions.    If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions required pursuant to Section 15.2 hereof. Notwithstanding the foregoing, the Committee may, in lieu of the conversion and distribution of the Restricted Share Units, establish procedures to permit deferral of Restricted Stock Units of one or more participants who are highly compensated employees or members of a select group of management in accordance with the terms of a deferred compensation plan sponsored by the Company.

(f)    Forfeiture of Restricted Share Units.    If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(g)    Termination.    A Restricted Stock Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

8.5    Time Vesting of Restricted Share and Restricted Share Unit Awards.    Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

PERFORMANCE SHARE AWARDS

9.1    Performance Share Awards and Agreements.    A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

9.2    Performance Objectives.    At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee also will specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant nor for each Award. The Committee may use performance objectives based on one or more of the following targets: stock price, market share, sales, earnings per share, return on equity, return on invested capital, costs, earnings, capital adjusted pre-tax earnings (economic profit), earnings before income taxes, depreciation, and amortization, net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The foregoing criteria may have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); effects of price escalators; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

9.3    Adjustment of Performance Objectives.    The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants. Any such adjustments must comply with the requirements of Section 162(m) of the Code to the extent applicable unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

9.4    Other Terms and Conditions.    Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a)    Delivery of Award.    As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section 15.2 hereof.

(b)    Termination.    A Performance Share Award or portion thereof that has not been earned will terminate and be forfeited without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement (except with respect to Awards that are designated pursuant to paragraph (d) below as subject to Section 162(m)(4)(c) of the Code), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(e)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c)    Voting and Other Rights.    Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d)    Performance-Based Compensation.    The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

9.5    Time Vesting of Performance Share Awards.    Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

9.6    Special Limitations on Performance Share Awards.    Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, the Committee may, at any time and from time to time, grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine. The Committee may designate Cash-Based Awards to a participant as being “performance-based compensation” subject to Section 9.4(d).

10.2    Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described in this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to participants, or payment in cash or otherwise of amounts based on the value of Shares. The Committee may designate Other Stock-Based Awards to a participant as being “performance-based compensation” subject to Section 9.4(d).

10.3    Value of Cash-Based Awards and Other Stock-Based Awards.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance objectives in its sole discretion. If the Committee exercises its discretion to establish performance objectives, then Sections 9.2 and 9.3 will apply

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards.    Any payment with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, as the Committee determines.

10.5    Termination of Employment.    The Committee shall determine the extent to which a participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the participant’s employment with, or provision of services to, the Company and Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

ARTICLE 11

TRANSFERS AND LEAVES OF ABSENCE

11.1    Transfer of Participant.    For purposes of this Plan, except as provided in Section 6.2(f) with respect to Incentive Stock Options, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

11.2    Effect of Leaves of Absence.    For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a)    a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b)    a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c)    any other absence determined by the Committee in its discretion not to constitute a break in service.

ARTICLE 12

EFFECT OF CHANGE OF CONTROL

12.1    Change of Control Defined.    Change of Control.    The words “Change of Control” shall mean, but not be limited to:

(a)    the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company and/or any affiliate thereof) for all or part of the Company’s Common Shares of any class or any securities convertible into such Common Shares and the Participant has elected not to tender or exchange his Common Shares;

(b)    the receipt by the Company of a Schedule 13D or other advice indicating that a person is the “beneficial owner” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company’s Common Shares calculated as provided in paragraph (d) of said Rule 13d-3;

(c)    the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

(d)    the date of approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(e)    the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or

(f)    the date (the “Measurement Date”) on which the individuals who at the beginning of a two consecutive year period ending on the Measurement Date, cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election, or the nomination for election by the Company’s shareholders, of each new Director during such two-year period was approved by an affirmative vote of the Directors (including any Participant) then still in office who were Directors at the beginning of said two-year period.

Notwithstanding the foregoing, (i) if any person’s ownership interest in the Company increases to 20% or more, solely as a result of the Company’s repurchase of its shares, or (ii) Michael D. Siegal increases his ownership interest to 20% or more, such ownership shall not be considered a Change of Control for purposes of subparagraph (b) above.

12.2    Acceleration of Award.    Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change of Control:

(a)    all outstanding Stock Options automatically become fully exercisable;

(b)    all Restricted Share Awards automatically become fully Vested;

(c)    all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a prorated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;

(d)    all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e)    Stock Appreciation Rights automatically become fully Vested and fully exercisable.

(f)    all participants holding Cash-Based Awards become entitled to a payout of such amounts.

(g)    Other Stock-Based Awards automatically become fully Vested.

ARTICLE 13

TRANSFERABILITY OF AWARDS

13.1    Awards Are Non-Transferable.    Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

13.2    Inter-Vivos Exercise of Awards.    During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.

13.3    Limited Transferability of Certain Awards.    The Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) pursuant to a QDRO or other applicable domestic relations order to the extent permitted by law; (b) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (c) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (d) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 14

AMENDMENT AND DISCONTINUATION

14.1    Amendment or Discontinuation of this Plan.    The Board of Directors or the Committee may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors or the Committee without the participant’s written consent thereto.

14.2    Amendment of Grants.    The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

14.3    Effect of Non-Approval of this Plan.    This Plan shall cease to be operative if it is not approved by a majority of the outstanding Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote on the approval of this Plan at a meeting of Shareholders of the Company. In the event of such a cessation, any Awards under the Plan shall be revoked and this Plan shall be deemed null and void ab initio. In the event of such a cessation, the Company, the Board of Directors and the Committee shall not be liable for any such Awards under this Plan.

ARTICLE 15

SHARE CERTIFICATES

15.1    Delivery of Share Certificates.    The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a)    payment in full for the Shares and for any required tax withholding (See Section 16.3 hereof);

(b)    completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c)    admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d)    in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e)    obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f)    the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

15.2    Applicable Restrictions on Shares.    Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

15.3    Book Entry.    In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

GENERAL PROVISIONS

16.1    No Implied Rights to Awards, Employment or Directorship.    No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

16.2    Other Compensation Plans.    Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

16.3    Withholding.    Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay, in cash, to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law or other amounts to be withheld with respect to the Award. Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares or sell Shares on the open market having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The obligations of the Company under this Plan are conditioned on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to a participant, with or without such participant’s consent.

16.4    Rule 16b-3 Compliance.    The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

16.5    Code Section 162(m) Compliance.    The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation.” Unless the Committee shall otherwise determine, all transactions involving any participant the deductibility of whose compensation is subject to Section 162(m) of the Code shall be subject to such requirements, regardless of whether such requirements are expressly set forth in this Plan. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such participants.

16.6    Successors.    All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

16.7    Severability.    In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

16.8    Governing Law.    To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

ARTICLE 17

EFFECTIVE DATES

17.1    Effective Date.    Subject to the approval of the Shareholders of the Company at the Annual Meeting of Shareholders held in 2007, the effective date of this Olympic Steel, Inc. 2007 Omnibus Incentive Plan is the date of its adoption by the Board of Directors on February 10, 2007.

Appendix B

The following is the full text of Article VII of the Amended and Restated Code of Regulations of Olympic Steel, Inc. (“Company”), reflecting the amendment described in Proposal Three of the Company’s Proxy Statement dated March 30, 2007.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1.    Form of Certificates, Share Records and Signatures.

(a)    Subject to Section 1(b) hereof, each holder of shares shall be entitled to one or more certificates, signed by: (a) the Chairman of the Board, if any, the President, or a Vice President and (b) the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company. Each certificate shall set forth the number and class of shares held by the holder of shares in the Company, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Company may be facsimile, engraved, stamped, or printed. Although an officer of the Company whose manual or facsimile signature is affixed to a certificate ceases to hold that office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

(b)    The Board of Directors, subject to the immediately succeeding paragraph, may provide by resolution that some or all of any or all classes and series of shares of the Company shall be non-certificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Company and the resolution shall not apply to certificated shares issued in exchange for non-certificated shares. Within a reasonable time after the issuance or transfer of non-certificated shares, the Company shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates for shares in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of non-certificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Notwithstanding the foregoing provisions of this Section 1(b), a shareholder of record shall at all times have the right, so long as it may be required by applicable law, to receive one or more certificates for some or all of the shares held of record by such shareholder in accordance with Section 1(a) hereof by making a written request therefor to the Company or any transfer agent for the applicable class of shares, accompanied by such assurances as the Company or such transfer agent may require as to the genuineness of such request; provided, however, that shareholders holding shares of the Company under one or more of the Company’s benefit plans for officers, directors and/or employees shall have no such right to have certificates issued unless such a right is provided for under the applicable benefit plan, required by applicable law or otherwise ordered by the Board of Directors or a Committee thereof.

Section 2.    Transfer of Shares.    Subject to the restriction on transfers of shares hereinafter contained or contained in the Articles, shares of the Company shall be transferable, upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon written request in form and substance acceptable to the Company or its agents, accompanied by a duly endorsed stock power and/or such other assurances as to the genuineness and effectiveness thereof as the Company or its agents may reasonably require.

Section 3.    Lost, Stolen, or Destroyed Certificates.    Subject to the provisions of Section 1(b) of this Article VII, the Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed. The Board of Directors, however, in its discretion, may require the owner, or the owner’s legal representatives, to give the Company a bond containing such terms as the Board of Directors may require to protect the Company or any person injured by the execution and delivery of a new certificate.

B-1

Section 4.    Transfer Agent and Registrar.    The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

*    *    *    *    *

B-2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

							FOR	AGAINST	ABSTAIN
1.	Election of three Directors				2.	Approve and adopt the Olympic Steel, Inc. 2007 Omnibus Incentive Plan.	☐	☐	☐
	Nominees:	FOR	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
	01 Michael D. Siegal 02 Thomas M. Forman 03 James B. Meathe	☐	☐	☐	3.	Approve and adopt an amendment to the Olympic Steel, Inc. Amended and Restated Code of Regulations.	☐	☐	☐

					4.	Any other matter that may properly come before this Meeting and any adjournment thereof.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Regardless of whether you plan to attend the Annual Meeting

of Shareholders, you can be sure your shares are

represented at the meeting by promptly returning

your proxy in the enclosed envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/where step-by-step instructions will prompt you through enrollment.

Proxy		Proxy
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2007

This Proxy is Solicited by the Board of Directors

At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on April 27, 2007, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, the receipt of which is acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this proxy card. Unless otherwise specified on the reverse side, this proxy will be voted FOR the election as Directors of the nominees noted on the reverse side and FOR each of the other proposals noted on the reverse side. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee herein becomes unavailable to serve or for good cause will not serve, and in their best judgement on any other matters that may properly come before the Annual Meeting and any adjournments thereof.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ